                                                                   Exhibit 99(h)

                                                                         ENTERED
                                                                 JANUARY 26 1999
                                                                  CLERK'S OFFICE
                                                           U.S. BANKRUPTCY COURT
                                                            DISTRICT OF MARYLAND
                                                                       GREENBELT
                                                            [STAMP OF THE COURT]


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Greenbelt Division)

CRIIMI MAE INC., et al.,             *                98-2-3115-DK
                                                      (Chapter 11)
                  Debtors.           *                (Jointly Administered)

*  *  *  *  *  *  *  *  *  *  *  *  *

CRIIMI MAE INC.,                     *

                  Plaintiff,         *

v.                                   *

MORGAN STANLEY & CO.                 *
INTERNATIONAL LIMITED,                      Adversary Proceeding
                                     *      No. 98-1565-DK
                  Defendant.
                                     *

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *
                          STIPULATION AND CONSENT ORDER
                         REGARDING ADVERSARY PROCEEDING

                  Upon the consent of CRIIMI MAE Inc. (the "Debtor" or "CMI"), Morgan Stanley & Co. International Limited ("MSIL"), and the Official Committee of Unsecured Creditors of CMI (the "Unsecured Committee") to the limited relief set forth in this Stipulation and Order and upon the stipulation by MSIL, the Debtor and the Unsecured Committee, the Court finds that:

                  A. Proper notice hereof has been given to the United States Trustee, to the Official Committee of Equity Security Holders of CMI (the "Equity Committee") and to the other necessary parties pursuant to Fed.
R. Bankr. P. 2002.

                  B. As of the date the Debtor filed its petition for relief herein, October 5, 1998, the Debtor and MSIL were parties to a Master Repurchase Agreement dated May 8, 1998 (the "Repurchase Agreement").

                  C. On October 20, 1998, CMI filed this Adversary Proceeding against MSIL (the "Adversary Proceeding"). The complaint in this Adversary Proceeding alleges, INTER ALIA, that MSIL violated the automatic stay and seeks, INTER ALIA, turnover of the following mortgage-backed securities (collectively the "Securities") which CMI contends are property of its bankruptcy estate:

                      (i)    CRIIMI  MAE  Commercial   Mortgage  Trust,   Series
                             1998-C1, Class B and C Certificates (collectively or any portion thereof, the "BBB Bonds"); and

                      (ii) Morgan Stanley Capital I Inc., Series 1998-WF2, Class F, G, H, J, K, L and M Certificates (collectively or any portion thereof, the "Wells Fargo Bonds").

                  D. MSIL denies the substantive allegations of the complaint, and contends that it is the rightful owner of the Securities pursuant to the Repurchase Agreement and that it is entitled to all distributions on the Securities.
                  E. CMI and MSIL agree that the intent and purpose of this Stipulation and Order is to resolve a portion of the Adversary Proceeding and to sell the BBB Bonds pursuant to and in accordance with the terms and conditions of this Stipulation and Order.

                  NOW, THEREFORE, it is hereby ORDERED that:

                  1. EFFECTIVE DATE. The terms of this Stipulation and Order shall be effective as of December 22, 1998 (the "Effective Date").

                  2. STANDSTILL. MSIL shall not sell, pledge, encumber or otherwise transfer, directly or indirectly, any of the BBB Bonds until February 6, 1999 (the

"BBB Standstill Period") and shall not sell, pledge, encumber or otherwise transfer, directly or indirectly, any of the Wells Fargo Bonds until March 31, 1999 (the "Wells Fargo Standstill Period"). The BBB Standstill Period and Wells Fargo Standstill Period may be extended by mutual written consent of CMI and MSIL. Also upon mutual written consent, any or all of the BBB Bonds may be sold by MSIL during the BBB Standstill Period, subject to the sales terms set forth below.


                  3. SALE PROCESS. Unless MSIL and CMI mutually agree to an earlier sale, MSIL will have the right from the end of the BBB Standstill Period until March 31, 1999 (the "Sale Period") to sell any or all of the BBB Bonds pursuant to and in accordance with the terms and conditions of this Stipulation and Order (the "Sale Process"). The Sale Period may be extended by mutual written consent of CMI and MSIL.

                  4. CMI COOPERATION IN THE SALE PROCESS. CMI shall cooperate with MSIL throughout the Sale Process and use its best efforts to facilitate the sale of the BBB Bonds.

                  5. CMI INVOLVEMENT IN SALE PROCESS. MSIL shall consult with CMI and the financial advisors to the Unsecured Committee and the Equity Committee throughout the Sale Process, consistent with the new issue marketing practices of Morgan Stanley & Co. Incorporated, acting as agent for MSIL ("Morgan Stanley"). The financial advisors to the Unsecured Committee and the Equity Committee will not interfere with the Sale Process and will use the information received from MSIL only for the purpose of this Stipulation and Order.
                  6. RESERVE PRICE. During the Sale Period, MSIL shall have the right to sell any or all of the BBB Bonds at such prices as MSIL may reasonably

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deem  satisfactory  as long as such prices meet or exceed the Reserve  Price for the BBB Bonds provided on the Reserve Price Schedule set forth in Exhibit A to this Stipulation and Order. MSIL will conduct the Sale Process in a commercially reasonable manner.
                  7. SECONDARY RESERVE PRICE. With CMI's written consent, during the Sale Period, MSIL shall have the right to sell any or all of the BBB Bonds at a price which is below the Reserve Price but which meets or exceeds the Secondary Reserve Price for the BBB Bonds provided on the Reserve Price Schedule set forth in Exhibit A to this Stipulation and Order.

                  8. EFFECT OF FAILURE TO MEET RESERVE PRICE. The effect of the failure to meet the Reserve Price (without the consent of CMI) by the end of the Sale Period for any or all of the BBB Bonds will be the automatic termination of the BBB Standstill Period and the Sale Period as to any BBB Bonds for which the applicable Reserve Price is not met. The rights of CMI and MSIL shall thereupon be governed by the provisions of Paragraph 19 hereinbelow with respect to such of the BBB Bonds for which the applicable Reserve Price has not been met.

                  9. MINIMUM PROCEEDS OF SALE. It is understood and agreed that, unless a proposed sale is otherwise approved in writing by CMI, the Unsecured Committee and the Equity Committee, no sale of any of the BBB Bonds shall be permitted hereunder if the proceeds of sale allocated in accordance with the provisions of Paragraph 10 hereinbelow do not pay at least $14 million (or the pro rata portion thereof if less than all of the BBB Bonds are sold) to CMI.

                  10. ALLOCATION OF PROCEEDS OF SALE OF THE BBB BONDS. The proceeds from the sale of any BBB Bonds will be allocated as follows:

                           (i) FIRST, to MSIL in the amount of the BBB Bonds Adjusted Basis (as defined below) for each BBB Bond sold times the face amount of bonds sold divided by $1000;

                           (ii) SECOND, to MSIL in the amount of its actual sales costs and expenses (not to exceed in the aggregate the sum of $500,000), and accrued but unpaid distributions on the BBB Bonds, all as apportioned pro rata for the BBB Bonds sold;

                           (iii) THIRD, to CMI in the amount of the difference between the Reserve Price as calculated and the total of the amounts paid to MSIL pursuant to the preceding sections
                                    (i) - (ii), (such that the total of the amounts paid pursuant to sections (i) -
                                    (iii) equals the Reserve Price); and

                           (iv) FOURTH, the remainder, if any, of such proceeds will be paid 75% to CMI and 25% to MSIL.

         An illustrative example of this allocation is provided in the Allocation Schedule set forth in Exhibit B to this Stipulation and Order. It is understood and agreed that the distributions received by MSIL after October 5, 1998 and prior to December 22, 1998 with respect to the BBB Bonds sold by MSIL in accordance with the provisions of this Stipulation and Order shall be retained by MSIL as an investment banking fee earned by MSIL for the sale of the BBB Bonds.
                  11. BBB BONDS ADJUSTED BASIS. The BBB Bonds Adjusted Basis shall be calculated as follows:

                           Class B: $707.204 per $1000 face amount of bonds, (i) less the absolute amount of the pro rata Hedge Profits or Losses (as defined below) allocable to Class B, if a positive number, or plus such absolute amount, if a negative number, and (ii) less the absolute amount of the Class B Basis Adjustment Amount (as defined below), if a positive number, or plus such absolute amount, if a negative number.

                           Class C: $675.187 per $1000 face amount of bonds, (i) less the absolute amount of the pro rata Hedge Profits or Losses (as defined below) allocable to Class C, if a positive number, or plus such absolute amount, if a negative number, and (ii) less the

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                           absolute  amount  of the  Class  C  Basis  Adjustment
                           Amount (as defined below), if a positive number, or plus such absolute amount, if a negative number.

                  12. CLASS B BASIS ADJUSTMENT AMOUNT. The Class B Basis Adjusted Amount shall be the sum of the Daily Basis Adjustments (as defined below) for the Class B BBB Bonds from December 22, 1998 through the sale date for each bond sold, calculated assuming 30 days in each month, and 360 days in each year.
                  13. CLASS C BASIS ADJUSTMENT AMOUNT. The Class C Basis Adjusted Amount shall be the sum of the Daily Basis Adjustments (as defined below) for the Class C BBB Bonds from December 22, 1998 through the sale date for each bond sold, calculated assuming 30 days in each month, and 360 days in each year.
                  14. DAILY BASIS ADJUSTMENT. The Daily Basis Adjustment for each of the BBB Bonds sold shall be calculated daily as follows:

                           Class B:  ($1000.00 * 7.00% / 360) minus ($707.204 *
                           (1 month LIBOR) + 1.5%) / 360)

                           Class C:  ($1000.00 * 7.00% / 360) minus ($675.187 *
                           (1 month LIBOR) + 1.5%) / 360)

                           Daily Basis Adjustments may be positive or negative.

                           "LIBOR" shall mean, for any day in any calendar month, the one month London Interbank Offered Rate published in THE WALL STREET JOURNAL on the first date of publication of the applicable calendar month, expressed as a percentage. If THE WALL STREET JOURNAL
                           (i) publishes more than one such rate on any date of publication, the higher or highest of such rates shall apply, or (ii) publishes a retraction or correction of any such rate, the corrected rate shall apply.

                  15. HEDGE PROFITS OR LOSSES. Morgan Stanley may in its sole discretion determine and enact interest rate hedging strategies for the BBB Bonds.

Morgan Stanley shall consult with CMI regarding such hedging strategies and shall provide CMI with a record of hedging transactions upon request.

                           The term "Hedge Profits or Losses" shall mean profits
or losses from such hedging activities from October 7, 1998 through the sale date for such of the BBB Bonds sold pursuant to the provisions of this Stipulation and Order.

                  16. SUSPENSE OF LITIGATION. MSIL's time to respond to the complaint filed in this Adversary Proceeding shall be extended until 10 days after the later of (1) the end of the BBB Standstill Period and the Sale Period, and (2) the end of the Wells Fargo Standstill Period. The pre-trial conference scheduled in this Adversary Proceeding for January 5, 1999 shall be continued until after such time as MSIL has responded to the complaint. While this Stipulation and Order remains in effect, no party will take any action in this Adversary Proceeding with respect to the BBB Bonds during the BBB Standstill Period and the Sale Period and with respect to the Wells Fargo Bonds during the Wells Fargo Standstill Period.

                  17. DISMISSAL AND RELEASES. If sales are consummated for all of the BBB Bonds consistent with the terms of this Stipulation and Order, any and all claims in this Adversary Proceeding relating to the BBB Bonds will be dismissed with prejudice as to such claims, and MSIL (and its affiliates, officers, directors and employees) will be released by CMI from any claims asserted or which could have been asserted as to the BBB Bonds and CMI (and its affiliates, officers, directors and employees) will be released by MSIL from any claims asserted or which could have been asserted as to the BBB Bonds, no matter under what legal theories such claims were or could have been stated. If less than all of the BBB Bonds are sold in a manner consistent with the terms of this Stipulation and Order, the claims in this

Adversary Proceeding and otherwise will be dismissed with prejudice with respect to those BBB Bonds sold consistent with the terms of this Stipulation and Order, all other claims being hereby preserved in all respects.

                  18. OTHER TERMINATION EVENTS. In addition to the automatic termination for failure to meet the Reserve Price referenced in Paragraph 8 above, the BBB Standstill Period, the Wells Fargo Standstill Period and the Sale Period shall also terminate automatically at the earlier of:

                           ( i) failure to obtain a final non-appealable order of the Bankruptcy Court approving this Stipulation and Order by the end of the BBB Standstill Period; and

                           (ii) any material adverse change or disruption in financial, banking or capital markets or in the regulatory environment that in the good faith judgment of MSIL makes it advisable to sell the Securities.

The foregoing events in clauses (i) and (ii) above are hereinafter referred to as "Other Termination Events." MSIL agrees to notify CMI, the Unsecured Committee and the Equity Committee within one business day of the occurrence of an event described in clause (ii) above.

                  19. EFFECT OF TERMINATION. In the event that any of the BBB Standstill Period, the Wells Fargo Standstill Period or the Sale Period is automatically terminated, the parties shall be deemed to have reverted NUNC PRO TUNC to their respective status as of the date and time immediately prior to the execution of this Agreement and they shall be entitled to proceed in all respects as if this Stipulation and Order had not been executed and without prejudice in any way as a result of the negotiation, facts or terms of this Stipulation and Order, PROVIDED, HOWEVER, that any such termination shall not affect any sales of BBB Bonds consistent with the terms of this Stipulation and Order occurring prior to such termination or the rights and obligations of the parties as set forth herein with respect to such sales of BBB Bonds including, but not limited to, MSIL's obligation to pay any monies owing to CMI resulting from any such sale, which amounts shall be paid in accordance with the terms of this Stipulation and Order.

                           The effect of a termination based on failure to meet
the Reserve Price will be limited to those BBB Bonds for which the Reserve Price is not met.

                  20. WAIVER OF OTHER TERMINATION EVENTS. MSIL, and only MSIL, has the right to waive the Other Termination Events.

                  21. JURISDICTION OF BANKRUPTCY COURT. MSIL's preparation and negotiation of this Stipulation and Order does not constitute consent to the jurisdiction of the Bankruptcy Court over MSIL, and MSIL reserves its rights to contest jurisdiction and any other matter arising in the Bankruptcy Court and CMI reserves all of its rights with respect thereto.

                  22. SETTLEMENT AGREEMENT NOT ADMISSION. This Stipulation and Order and its respective provisions, whether or not consummated, and any negotiations, statements, proceedings or agreements relating to the Stipulation and Order, are not and shall not in any event be construed as, offered in evidence as or received in evidence as a presumption, concession or an admission of the truth of any fact alleged or the validity of any claim that has been or could have been asserted in this Adversary Proceeding, or of the deficiency of any defense that has been, could have been, or in the future might be asserted in this Adversary Proceeding, or of any liability, fault, wrongdoing or otherwise.

                  23. BINDING EFFECT. The terms and provisions of this Stipulation and Order shall be binding upon all parties in interest including the Unsecured Committee, the Equity Committee and any trustee appointed in this case or in any Chapter 7 case to which this Chapter 11 case may be converted.

                  24. CORE PROCEEDING. This Stipulation and Order is a "core" proceeding within the meaning of 28 U.S.C. ss. 157. This Stipulation and Order is a final order of the Bankruptcy Court, immediately applicable and valid and fully effective upon its entry.

                  25. CONSTRUCTION. The captions in this Stipulation and Order are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

                  26. The effectiveness of this Stipulation and Order is subject to the entry of a final, non-appealable order approving a consensual stipulation and order between CMI and the Unsecured Committee with respect to the disposition of the proceeds of sale allocated to CMI hereunder.

                  Let the Clerk forward copies of this Stipulation and Order to counsel whose names and addresses appear below.

                  SO ORDERED this 25TH day of January, 1999.


                             /s/ DUNCAN W. KEIR
                             ------------------
                             DUNCAN W. KEIR
                             United States Bankruptcy Judge
CONSENTED AND AGREED TO:


/s/ RICHARD L. WASSERMAN                    /s/ LAURI CLEARY/RLW WITH PERMISSION
-----------------------------               ------------------------------------
Richard L. Wasserman, Esquire               Stanley J. Reed, Esquire
(Federal Bar No. 02784)                     (Federal Bar No. 00315)
Gregory A. Cross, Esquire                   Lauri Cleary, Esquire
(Federal Bar No. 04571-G)                   (Federal Bar No. 06599)
Venable, Baetjer and Howard, LLP            Tamara A. Stoner, Esquire
1800 Mercantile Bank & Trust Bldg.          (Federal Bar No. 08014)
2 Hopkins Plaza                             3 Bethesda Metro Center
Baltimore, Maryland 21201                   Suite 380
(410) 244-7400                              Bethesda, Maryland 20814
                                            (301) 986-1300
Co-Counsel for CRIIMI MAE Inc.
                                            Of Counsel:
                                            Thomas P. Ogden, Esquire
                                            Anne Berry Howe, Esquire
/s/ MICHAEL BERNSTEIN/RLW WITH PERMISSION   Barbara D. Diggs, Esquired
-----------------------------------------   Davis Polk & Wardwell
Daniel M. Lewis, Esquire                    450 Lexington Avenue
Michael Bernstein, Esquire                  New York, New York 10017
Arnold & Porter                             (212) 450-4000
555 Twelfth Street, N.W.
Washington, D.C. 20044                      Counsel for Defendant
(202) 942-5661                              Morgan Stanley & Co.
                                            International Limited
Counsel for the Official Unsecured
Creditors Committee
cc:      Richard L. Wasserman, Esquire
         Venable, Baetjer and Howard, LLP
         1800 Mercantile Bank & Trust Bldg.
         2 Hopkins Plaza
         Baltimore, Maryland 21201

         Thomas P. Ogden, Esquire
         Davis Polk & Wardell
         450 Lexington Avenue
         New York, New York 10017

         Stanley J. Reed, Esquire
         3 Bethesda Metro Center, Suite 380
         Bethesda, Maryland 20814

         Daniel M. Lewis, Esquire
         Arnold and Porter
         555 Twelfth Street, N.W.
         Washington, D.C. 20004

         Michael St. Patrick Baxter, Esquire
         Covington and Burling
         1201 Pennsylvania Avenue, N.W.
         Washington, D.C. 20044

         Clifford J. White, III, Esquire
         Assistant U.S. Trustee
         Office of U.S. Trustee
         6305 Ivy Lane, Suite 600
         Greenbelt, Maryland 20770

         Stanley J. Samorajczyk, Esquire
         Akin, Gump, Strauss, Hauer & Feld, LLP
         Suite 400
         1333 New Hampshire Avenue, N.W.
         Washington, D.C. 20036